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                                                                   EXHIBIT 10.16


                           IVEX PACKAGING CORPORATION
                       1999 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.  GENERAL PURPOSE OF PLAN; DEFINITIONS.

                  The name of this plan is the Ivex Packaging Corporation 1999 Employee Stock Purchase Plan (the "Plan"). The Plan was adopted by the Board (defined below) on August 10, 1999, subject to the approval of the stockholders of the Company (defined below), which approval is expected to be obtained at the Company's annual meeting of stockholders in 2000. The purpose of the Plan is to provide Employees (defined below) of the Company (defined below), its Parent (defined below) and any Designated Subsidiary (defined below) with the opportunity to purchase Common Stock (defined below) through accumulated payroll deductions. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code (defined below), and that the provisions of the Plan be construed in a manner consistent with the requirements of such Section of the Code.

                  For purposes of the Plan, the following terms shall be defined as set forth below:

                  (1) "Administrator" means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 12 below.

                  (2) "Board" shall mean the Board of Directors of the Company.

                  (3) "Change in Capitalization" shall mean any increase, reduction, change or exchange of Shares for a different number of shares and/or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of Shares, repurchase of Shares, change in corporate structure or otherwise.

                  (4) "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                  (5) "Committee" shall mean a committee appointed by the Board to administer the Plan and to perform the functions set forth herein.

                  (6) "Common Stock" shall mean the common stock, $0.01 par value, of the Company.

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                  (7)      "Company" shall mean Ivex Packaging Corporation, a
Delaware corporation.

                  (8) "Compensation" shall mean the sum of a Participant's taxable income as reported on his or her Form W-2 by the Company (or on any equivalent tax forms by the Participant's employer in a jurisdiction other than the United States) and salary reductions and salary reductions, if any, pursuant to Code sections 125, 402(e)(3), 402(h), 403(b), 414(h)(2) or 457 (or any
analogous provision in any jurisdiction to which the Plan may be extended), but excluding the following: (i) reimbursements or other expense allowances, cash and non-cash fringe benefits, moving expenses, welfare benefits; (ii) Company contributions, other than salary reduction contributions referred to above, to a plan of deferred compensation to the extent contributions are not included in gross income of the Participant for the taxable year in which contributed, or on behalf of a Participant to a Simplified Employee Pension plan to the extent such contribution are deductible under Code section 219, and any distributions from a plan of deferred compensation whether or not includible in the gross income of a Participant when distributed; (iii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iv) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (v) any incentive bonus or other compensation paid to a key Employee in connection with the sale of the Company of its assets.

                  (9) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee.
Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, its Parent or a Designated Subsidiary, as appropriate, provided that (x) such leave is for a period of not more than 90 days or (y) reemployment with the Company, its Parent or a Designated Subsidiary, as appropriate, is guaranteed by contract or statute upon expiration of such leave.

                  (10) "Designated Subsidiary" shall mean a Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

                  (11) "Employee" shall mean any person who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company, its Parent or a Designated Subsidiary.

                  (12) "Enrollment Date" shall mean the first Trading Day of each Offering Period.

                  (13) "Fair Market Value" as of a particular date shall mean the fair market value of the Shares as determined by the Administrator in its sole discretion;

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provided, however, that (i) if the Shares are admitted to trading on a national securities exchange, fair market value of the Shares on any date shall be the closing sale price reported for the Shares on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, (ii) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") System or other comparable quotation system and have been designated as a National Market System ("NMS") security, fair market value of the Shares on any date shall be the closing sale price reported for the Shares on such system on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, or (iii) if the Shares are admitted to quotation on the Nasdaq System and have not been designated as an NMS security, fair market value of the Shares on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date or, if no bid and ask prices were reported on such date, on the last date preceding such date on which both bid and ask prices were reported.

                  (14) "Hardship" shall mean any of the following that the Administrator determines is sufficient reason to approve a hardship withdrawal or sale of Shares pursuant to Section 8(c) hereof: (i) expenses directly relating to the purchase of a Participant's principal residence (excluding mortgage payments); (ii) prevention of eviction or foreclosure on a Participant's principal residence; (iii) tuition and related educational expenses for the next twelve months for post-secondary education for a Participant or a Participant's spouse or dependents; or (iv) expenses incurred (prior to a Participant's requesting approval for the relevant hardship withdrawal or sale of Shares) by the Participant, the Participant's spouse or the Participant's dependents for medical care for the Participant, the Participant's spouse or the Participant's dependents.

                  (15) "Investment Account" shall mean a Plan account at a brokerage firm or transfer agent, selected by the Company, that is established for each Participant and in which all Shares purchased by the Participant pursuant to the Plan and any dividends or Share splits credited to such Participant=s Investment Account are held until withdrawn, sold or delivered pursuant to Section 7 hereof.

                  (16)     "Offering Period" shall mean a period as described in
Section 3 hereof.

                  (17) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an option and at the time of purchase of Shares pursuant to an option granted hereunder, each of the corporations other than the Company owns Shares possessing fifty percent (50%) or more of the total combined voting power of all

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 classes of stock in one of the other corporations in such chain, whether or not such corporation now exists or hereafter acquires the Company.

                  (18) "Participant" shall mean an Employee who elects to participate in the Plan pursuant to Section 4 hereof.

                  (19) "Purchase Date" shall mean the last Trading Day of each Offering Period.

                  (20) "Purchase Price" shall mean an amount equal to the lesser of (i) 85% of the Fair Market Value of a Share on the Enrollment Date or
(ii) 85% of the Fair Market Value of Share on the Purchase Date.

                  (21)     "Restricted Period" shall have the meaning given in
Section 8 hereof.

                  (22)     "Share" shall mean a share of Common Stock.

                  (23) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations, beginning with the Company, if, at the time of the granting of an option and at the time of purchase of Shares pursuant to an option granted hereunder, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

                  (24) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

SECTION 2.  ELIGIBILITY.

                  (1) Subject to the limitations set forth in Section 2(b) hereof, any person who is an Employee as of an Enrollment Date shall be eligible to participate in the Plan in accordance with Section 4 hereof and shall be granted an option for the Offering Period commencing on such Enrollment Date.

                  (2) Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or

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value of all classes of stock of the Company, its Parent or of any Subsidiary or
(ii) if such grant would permit such Employee's right to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company, its Parent and of any Subsidiary to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such option is granted) for any calendar year in which such option would be outstanding. Any amounts received from an Employee that cannot be used to purchase Shares as a result of this limitation shall be returned as soon as reasonably practicable to the Employee without interest.

SECTION 3.  OFFERING PERIODS.

                  The Plan shall be implemented by a series of consecutive three-month Offering Periods, with a new Offering Period commencing on the first Trading Day on or after January 1 (beginning in 2001), April 1 (beginning in
2001), July 1 (beginning in 2000), and October 1 (beginning in 2000) of each year, or at such other time or times as may be determined by the Administrator, and ending on the last Trading Day on or before March 31, June 30, September 30 and December 31, respectively, or at such other time or times as may be determined by the Administrator; provided, however, that the first Offering Period under the Plan shall be for a period of approximately nine (9) months commencing on the first Trading Day on or after October 1, 1999 and ending on the last Trading Day on or before June 30, 2000. The Plan shall continue until terminated in accordance with Section 18 hereof. Subject to Section 18 hereof, the Administrator shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings and shall use its best efforts to notify Employees of any such change at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.
In no event shall any option granted hereunder be exercisable more than twenty-seven (27) months from its date of grant.

SECTION 4.  ENROLLMENT; PARTICIPATION.

                  (1) On each Enrollment Date, the Company shall commence an offering by granting each eligible Employee who has elected to participate in such Offering Period pursuant to Section 4(b) hereof an option to purchase on the Purchase Date of such Offering Period up to a number of Shares determined by dividing each Employee's payroll deductions accumulated prior to such Purchase Date and retained in the Participant's account as of such Purchase Date by the applicable Purchase Price; provided that in no event shall a Participant be permitted to purchase during each Offering Period more than 2,500 Shares (subject to any adjustment pursuant to Section 17 hereof), provided, further, that such purchase shall be subject to the limitations set forth in Sections 2(b) and 11 hereof. Exercise of the

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option shall occur as provided in Section 6 hereof, unless the Participant has withdrawn pursuant to Section 9 hereof. The option with respect to an Offering Period shall expire on the Purchase Date with respect to such Offering Period or the withdrawal date, if earlier.

                  (2) Subject to the limitations set forth in Section 2(b) hereof, an Employee may elect to become a Participant in the Plan by completing and filing a subscription agreement authorizing the Company to make payroll deductions (as set forth in Section 5 hereof) at least ten (10) business days prior to the applicable Enrollment Date unless a later time for filing the subscription agreement is set by the Administrator for all Employees. Unless a Participant, by giving written notice (or such other notice as may from time to time be prescribed by the Administrator), elects not to participate with respect to any subsequent Offering Period, the Participant shall be deemed to have accepted each new offer and to have authorized payroll deductions in respect thereof during each subsequent Offering Period.

SECTION 5.  PAYROLL DEDUCTIONS.

                  (1) An Employee may, in accordance with rules and procedures adopted by the Administrator and subject to the limitation set forth in Section 2(b) hereof, authorize payroll deductions in amounts which are not less than one percent (1%) and not more than ten percent (10%) of such Employee's Compensation on each payday during the Offering Period. Payroll deductions shall commence on the first payroll paid following the Enrollment Date, and shall end on the last payroll paid prior to the Purchase Date of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the Participant's withdrawal from the Plan or termination of the Participant's Continuous Status as an Employee as provided in Section 9 hereof. A Participant may increase or decrease his or her rate of payroll deductions at any time during an Offering Period, but not more frequently than once during each Offering Period, or as may be determined by the Administrator prior to the commencement of an Offering Period, by giving written notice (or such other notice as may from time to time be prescribed by the Administrator). The change in rate shall be effective the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in rate of payroll deductions more quickly.

                  (2) All payroll deductions made by a Participant shall be credited to such Participant's account under the Plan and shall be withheld in whole percentages only. A Participant may not make any additional payments into such account.

                  (3) Notwithstanding the foregoing, to the extent necessary to

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comply with Section 423(b)(8) of the Code and Section 2(b) hereof, a
Participant's rate of payroll deductions may be decreased by the Company to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided for in such Participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end the following calendar year, unless a Participant increases or decreases the rate of his or her payroll deductions as provided in Section 5(a) hereof, or terminates his or her participation in the Plan as provided in Section 9 hereof.

SECTION 6.  PURCHASE OF SHARES.

                  Subject to the limitations set forth hereunder, unless a Participant withdraws from the Plan as provided in Section 9 hereof, such Participant's election to purchase Shares shall be exercised automatically on each Purchase Date, and the maximum number of whole and partial Shares subject to option shall be purchased for each Participant at the applicable Purchase Price with the accumulated payroll deductions in each Participant's account as of the Purchase Date. Any payroll deductions remaining in a Participant's account following the purchase of Shares on any Purchase Date shall be returned to the Participant as soon as reasonably practicable following the Purchase Date. During a Participant's lifetime, a Participant's option to purchase Shares hereunder is exercisable only by the Participant.

SECTION 7.  DELIVERY OF SHARES; WITHDRAWAL OR SALE OF SHARES.

                  (1) As promptly as reasonably practicable after each Purchase Date, the Company shall arrange the delivery of the Shares purchased on such date by each Participant to each Participant's Investment Account.

                  (2) At any time after the Restricted Period with respect to any or all of a Participant's Shares held in his or her Investment Account has ended, the Participant (or, in the event of the Participant's death, the designated beneficiary, if any, or other appropriate person as set forth in accordance with Section 13 hereof) may submit a written request to the Company for withdrawal of such Shares from the Investment Account, or, in the alternative (with the consent of the brokerage firm or transfer agent at which the Participant's Investment Account is located), the Participant (or another person in accordance with Section 13 hereof) may direct the sale of such Shares by such brokerage firm or transfer agent. As promptly as practicable after receipt by the Company (or the brokerage firm or transfer agent) of such written request for withdrawal of such shares, the Company or the brokerage firm or transfer agent shall arrange the delivery to the Participant of a share certificate representing such Shares.

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SECTION 8.  RESTRICTIONS ON SALE OF STOCK.

                  (1) Shares purchased pursuant to a Participant's exercise of an option under the Plan may not be sold by the Participant or withdrawn from the Participant's Investment Account during the Restricted Period with respect to such Shares. Subject to Sections 8(b) and 8(c) hereof, the Restricted Period with respect to any option Shares so purchased shall be the one year period immediately following the Purchase Date on which such Shares were purchased. For purposes of determining their Restricted Period, Shares received in Share dividends or Share splits on such option Shares shall be deemed to have been purchased on the same Purchase Date as such option Shares.

                  (2) Notwithstanding the above, the Restricted Period with respect to all Shares held in a Participant's Investment Account shall end upon the termination of the Participant's Continuous Status as an Employee.

                  (3) If the Administrator approves a written request by a Participant for a Hardship withdrawal or sale of Shares, the Restricted Period shall end upon a date determined by the Administrator with respect to such number of Shares held in a Participant's Investment Account as the Administrator shall determine. Any such determination or approval shall be made by and in the sole discretion of the Administrator. A Participant may request approval for a Hardship withdrawal or sale of Shares by filing a form with the Company which certifies that (i) the Hardship is of a type recognized by the Plan, and (ii) that the Hardship sale of such Shares will not generate proceeds in excess of the amount of the Participant's immediate and heavy financial need. Upon approval of a Hardship withdrawal or sale of Shares, the Participant must also withdraw from the Plan for the current Offering Period. A Participant who is then an Employee may rejoin the Plan for any subsequent Offering Period by complying with enrollment the procedures set forth in Section 4 hereof.

SECTION 9.  WITHDRAWAL; TERMINATION OF EMPLOYMENT.

                  (1) A Participant may withdraw all, but not less than all, of the payroll deductions credited to such Participant's account (that have not been used to purchase Shares) under the Plan by giving written notice to the Company at least five (5) business days prior to the Purchase Date of the Offering Period in which the withdrawal occurs. Withdrawal of payroll deductions shall be deemed to be a withdrawal from the Plan. All of the payroll deductions credited to such Participant's account (that have not been used to purchase Shares) shall be paid to such Participant promptly after receipt of such Participant's notice of withdrawal, and such Participant's eligibility to participate in the Plan for the Offering Period in which the

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withdrawal occurs shall be automatically terminated. No further payroll deductions for the purchase of Shares shall be made for such Participant during such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions for such Participant shall not resume at the beginning of the succeeding Offering Period unless the Participant timely delivers to the Company a new subscription agreement in accordance with the provisions of Section 4 hereof. A Participant's withdrawal from an Offering Period shall not have any effect upon a Participant's eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after termination of the Offering Period from which the Participant withdraws.

                  (2) Upon termination of a Participant's Continuous Status as an Employee during the Offering Period for any reason, including Participant's voluntary termination, retirement or death, all the payroll deductions credited to such Participant's account (that have not been used to purchase Shares) shall be returned to such Participant or, in the case of such Participant's death, to the person or persons entitled thereto under Section 13 hereof, and such Participant's option shall be automatically terminated. Such termination shall be deemed a withdrawal from the Plan.

SECTION 10.  DIVIDENDS; SHARE SPLITS; INTEREST.

                  Cash dividends paid on Shares held in a Participant's Investment Account shall be paid to the Participant as soon as practicable. Share splits of, or dividends paid in Shares on, the Shares held in the Participant's Investment Account shall be held in the Participant's Investment Account until withdrawn or sold in accordance with Section 9 hereof. Dividends paid in property other than cash or Shares shall be distributed to the Participant as soon as practicable. No interest shall accrue on or be payable by the Company with respect to the payroll deductions of a Participant in the Plan.

SECTION 11.  STOCK SUBJECT TO PLAN.

                  (a) Subject to adjustment upon Changes in Capitalization of the Company as provided in Section 17 hereof, the maximum aggregate number of Shares which shall be reserved for sale under the Plan for all Offering Periods that commence during each fiscal year of the Company occurring during the term of the Plan shall be 300,000 Shares. Such Shares shall be available as of the first day of the first Offering Period that commences in each such fiscal year. The Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. If the total number of Shares which would otherwise be subject to options granted pursuant to Section 2(a) hereof on an Enrollment Date exceeds the number of Shares

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then available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding), the Administrator shall make a pro rata allocation of the Shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Administrator shall give written notice to each Participant of such reduction of the number of option Shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

                  (b) No Participant shall have rights as a stockholder with respect to any option granted hereunder until the date on which such Shares shall be deemed to have been purchased by the Participant in accordance with
Section 6 hereof.

                  (c) Shares purchased on behalf of a Participant under the Plan shall be registered in the name of the Participant or, if requested in writing by the Participant, in the names of the Participant and the Participant's spouse.

SECTION 12.  ADMINISTRATION.

                  The Plan shall be administered by the Board or a Committee. The Board or the Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. The Company shall pay all expenses incurred in the administration of the Plan. No member of the Board or Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Board or Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

                  All decisions, determinations and interpretations of the Board or Committee shall be final and binding on all persons, including the Company, its Parent, any Subsidiary, the Employee (or any person claiming any rights under the Plan through any Employee) and any stockholder of the Company, its Parent or any Subsidiary.

SECTION 13.  DESIGNATION OF BENEFICIARY.

                  (1) A Participant may file, on forms supplied by and delivered to the Company, a written designation of a beneficiary who is to receive Shares and/or cash, if any, remaining in such Participant's cash account or Investment Account

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under the Plan in the event of the Participant's death.

                  (2) Subject to applicable law, such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver the balance of the Shares and/or cash credited to Participant's account to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

SECTION 14.  TRANSFERABILITY.

                  Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or any rights to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by the laws of descent and distribution or as provided in Section 13 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 9 hereof.

SECTION 15.  USE OF FUNDS.

                  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

SECTION 16.  REPORTS.

                  Individual accounts shall be maintained by the Company for each Participant in the Plan which account shall be separate from the Investment Accounts. Statements of account shall be given to each Participant at least annually which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

SECTION 17.  EFFECT OF CERTAIN CHANGES.

                  In the event of a Change in Capitalization or the distribution of an extraordinary dividend, the Administrator shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including

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without limitation adjustments to the number of Shares which have been authorized for issuance under the Plan, but have not yet been placed under option, as well as the Purchase Price of each option under the Plan which has not yet been exercised. In the event of a change in control of the Company, the Offering Period shall terminate unless otherwise provided by the Administrator.


SECTION 18.  AMENDMENT OR TERMINATION.

                  The Board may at any time terminate or amend the Plan. Except as provided in Section 17 hereof, no such termination may adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

SECTION 19.  NOTICES.

                  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when they are received in a timely manner in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

SECTION 20.  REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

                  (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Illinois without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by Federal law.

                  (b) The obligation of the Company to sell or deliver Shares with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator.

SECTION 21.  WITHHOLDING OF TAXES.

                  If the Participant makes a disposition, within the meaning of
Section 424(c) of the Code of any Share or Shares issued to Participant pursuant to Participant's exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Enrollment Date or within the one-year

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period commencing on the day after the Purchase Date, Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of Federal, state or local income taxes and other amounts which the Company informs the Participant the Company may be required to withhold.

SECTION 22.  EFFECTIVE DATE.

                  The Plan shall be effective as of October 1, 1999 (the "Effective Date"), subject to the approval of the Plan by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted.

SECTION 23.  TERM OF PLAN.

                  No option shall be granted pursuant to the Plan and no Offering Period shall commence on or after the tenth anniversary of the Effective Date, but options theretofore granted may extend beyond that date.







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